EXHIBIT 21.1


           List of Subsidiaries of Advanced Technical Products, Inc.


                                                      STATE OR JURISDICTION
         NAME OF SUBSIDIARY                           OF INCORPORATION
         ------------------                           ----------------------
      Technical Products Group, Inc.                    Delaware
      Alcore, Inc.                                      Delaware
      Lincoln Properties, Inc.                          Delaware
      Marion Properties, Inc.                           Delaware
      Deland Properties, Inc.                           Delaware
      Alcore Brigantine                                 France